UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 15, 2011

Motorola Mobility Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other Jurisdiction of Incorporation)

001-34805	27-2780868
(Commission File Number)	(IRS. Employer Identification No.)

600 North US Highway 45, Libertyville, IL	60048
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 523-5000

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On August 15, 2011, Motorola Mobility Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Google Inc., a Delaware corporation (“Parent”), and RB98 Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

The Merger Agreement provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. In the Merger, each outstanding share of common stock, par value $0.01 per share, of the Company, other than any dissenting shares, shares held by Parent, Merger Sub, the Company or any of their respective subsidiaries and treasury shares, will be cancelled and converted into the right to receive $40.00 in cash, without interest.

The Board of Directors of the Company has unanimously determined that the Merger Agreement and the Merger are advisable and fair to, and in the best interests of, the Company and its stockholders, approved the Merger Agreement and resolved to recommend adoption of the Merger Agreement by Company stockholders.

The closing of the Merger is subject to customary closing conditions, including adoption of the Merger Agreement by the Company’s stockholders and regulatory approvals. Closing is not subject to any financing condition or a vote of Parent’s stockholders.

Under the Merger Agreement, the Company may not solicit competing proposals or, subject to exceptions that permit the Company’s Board of Directors to take actions required by their fiduciary duties, participate in any discussions or negotiations regarding alternative business combination transactions.

The Company may terminate the Merger Agreement under certain specified circumstances, including if its Board of Directors determines in good faith that it has received a superior proposal (as defined in the Merger Agreement), and otherwise complies with certain terms of the Merger Agreement. In connection with a termination to accept a superior proposal, Parent will be entitled to a fee of $375 million. The $375 million fee is also payable to Parent in other limited circumstances involving a competing proposal and termination of the Merger Agreement.

Under certain other circumstances principally related to a failure to obtain required antitrust clearances prior to the outside date (as defined in, and subject to extensions pursuant to, the Merger Agreement) and subject to certain other conditions, the Merger Agreement provides for Parent to pay to the Company a fee of $2.5 billion upon termination of the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants by the Company, Parent and Merger Sub, including covenants regarding operation of the business of the Company and its subsidiaries prior to the closing.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and by Parent and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure letter delivered in connection with the signing of the Merger Agreement. The disclosure letter contains information that has been included in the Company’s general prior public disclosures, as well as potential additional non-public information. While the Company does not believe that the disclosure letter contains information required to be publicly disclosed under the securities laws other than information that has already been so disclosed, the disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Sub, on the other hand. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Parent or Merger Sub at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional Information and Where To Find It

In connection with the proposed transaction, a proxy statement of the Company and other materials will be filed with the U.S. Securities and Exchange Commission (“SEC”). The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed transaction and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from the Company by contacting Investor Relations by mail at Attn: Investor Relations, 600 North U.S. Highway 45, Libertyville, IL 60048.

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by phrases such as the Company, Parent or management of either company “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe the proposed transaction, including its financial impact, and other statements of management’s beliefs, intentions or goals also are forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of the Company or Parent stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction and the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals at all or in a timely manner; the ability of Parent to successfully integrate the Company’s operations, product lines and technology; the ability of Parent to implement its plans, forecasts and other expectations with respect to the Company’s business after the completion of the transaction and realize additional opportunities for growth and innovation; and the other risks and important factors contained and identified in the Company’s and Parent’s filings with the Securities and Exchange Commission (the “SEC”), such as their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. Neither the Company nor Parent undertakes any obligation to update the forward-looking statements to reflect subsequent events or circumstances.

Interests of Participants

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in its proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on March 15, 2011, and its Annual Report on Form 10-K for the year ended December 31, 2010, filed on February 18, 2011. These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at Attention: Investor Relations, 600 North U.S. Highway 45, Libertyville, IL 60048, or by going to the Company’s Investor Relations page on its corporate website at http://investors.motorola.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that the Company intends to file with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of August 15, 2011, by and among Google Inc., RB98 Inc. and Motorola Mobility Holdings, Inc.

Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Commission upon request any omitted schedule or exhibit to the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorola Mobility Holdings, Inc.

Date: August 18, 2011

	By:	/s/ Carol H. Forsyte
Name: Carol H. Forsyte
Title: Corporate Vice President and Secretary

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of August 15, 2011, by and among Google Inc., RB98 Inc. and Motorola Mobility Holdings, Inc.

Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Commission upon request any omitted schedule or exhibit to the Merger Agreement.